Exhibit 13.2

Certification of CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F (the “Annual Report”) of Himalaya Shipping Ltd. (the “Company”) for the fiscal year ended December 31, 2025 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof, Vidar Hasund, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Vidar Hasund
Name: Vidar Hasund
Title: Chief Financial Officer
Date: March 12, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

This certification accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.